investor presentation • Fourth Quarter 2022 Exhibit 99.1

forward looking statements disclosure 2 Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; • the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

forward looking statements disclosure 3 • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2021, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

About First Financial Bancorp Financial Performance Appendix 4 presentation contents overview 5 Commercial C&I, O-CRE, ABL, Equipment Finance, Treasury, Bannockburn Global Forex Retail Banking Consumer, Small Business Mortgage Banking NASDAQ: FFBC Headquarters: Cincinnati, Ohio Founded: 1863 Banking Centers: 132 Employees: 2,070 Market Cap (12/31/22): $2.3B Dividend Yield (12/31/22): 3.8% CET1 Ratio: 10.83% Wealth Management / Affluent Banking Investment Commercial Real Estate Commercial Finance Oak Street Funding / Franchise Summit Funding Group Lines of Business 2.26% 4Q Adj. PTPP ROAA(1) $17.0B in assets $10.3B/$12.7B loans / deposits $4.7B wealth management 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation.

key investment highlights Proven & sustainable business model spanning 160 years • Well managed through past credit cycles • Conservative operating philosophy • Consistent profitability – 129 consecutive quarters Premier Midwest franchise with top quartile performance High quality balance sheet & robust capital position (10.83% CET1) Prudent risk management & credit culture with strong asset quality Increased scale to continue investments in technology Track record of well-executed acquisitions with a well-defined M&A strategy Experienced and proven management team 6 complementary market centric strategies Loans $2.9B / Deposits $3.0B Loans $1.7B / Deposits $5.3B Loans $4.1B / Deposits $4.3B 7 Note: Headquarters loan and deposit balances include special assets, loan marks, and other out of market and corporately held balances. Loan balances exclude PPP balances. Loans $1.6B / Deposits $0.2B

# key business lines

**Diversified financial holding company with comprehensive and innovative solutions for individuals and businesses**

## FIRST — first financial bank

Full suite of diversified financial products for individuals and businesses

**$17.0 Billion**
Assets

**$12.7 Billion**
Deposits

**29.86%**
Adjusted MRQ ROATCE

## yellow CARDINAL ADVISORY GROUP — a first financial company

Wealth & asset management services for individuals and businesses

**$4.7 Billion**
Assets Under Care

**$23.5 Million**
LTM Revenue

**$375 Million**
Record Wealth Advisory Sales

**~10,000**
Relationships

## BANNOCKBURN GLOBAL FOREX

Foreign currency advisory, hedge analytics, and transaction processing for closely held enterprises

**9 Offices**
Across the U.S.

**$55.0 Million**
Record LTM Revenue

**2,000+**
Clients

## oak street funding

Specialty lender to insurance industry, RIAs, CPAs and indirect auto finance companies

**$670 Million**
Loans

**~27%**
YoY Loan Growth

**7%**
of Overall Portfolio

## FIRST — first franchise capital®

Specialty lender to quick-serve restaurant franchisees

**$276 Million**
Loans

**3%**
of Overall Portfolio

## SUMMIT Funding Group — a first financial bank company

Full-service equipment financing company

**$400+ Million**
2022 Originations

**4th**
Largest Independent U.S. Equipment Finance Platform At Acquisition

High Yielding Portfolio

FIRST
first financial bancorp

8

EQUAL OPPORTUNITY LENDER · EQUAL HOUSING LENDER · FDIC

The number of Trust & Investments and RPS relationships are updated as of 9/30/22. All other data as of 12/31/22. 9 diversified lines of business

# revenue growth strategies

## LOB | Go-to-Market

### Product & Pricing

- Regional pricing strategy
- Treasury Management product investments
- Investments in Product Management

### Talent Expansion

- Up-Market Commercial talent acquisition
- Added Chief Transformation Officer; building out team
- Added Enterprise Product Executive
- Added Client Experience Executive

### Client Experience

- Improved Cash Management Platform
- Improved Online Banking Product
- Blend – Mortgage Origination
- nCino – Commercial loan origination and online account opening

## Distribution

### Defined Models

- Community
- Metro
- Headquarters
- National
- Digital

### Capacity Plans

- Increased physical distribution network
- Closed 65 locations in last 5 years[1]
- Aligned sales teams to distribution models

### Expanded Capabilities

- Acquired Bannockburn enabling us to provide foreign exchange services
- Rollout of "in-house" derivatives desk capabilities
- Investment in Wealth Mgmt.:
  - Business succession
  - Fixed income strategies
  - Alternative investments
  - Improved digital platform
- Acquired Summit providing significant improvement to lease product offering
- Acquired Brady Ware Capital specializing in investment banking for mid-sized businesses

## Technology

### Enterprise Data Management

- Investment in data warehouse
- Enabling data as a strategic asset
- Connection into CRM platform

### Enterprise CRM

- Company-wide implementation of SFDC
- Marketing automation and sales enablement programdevelopment
- Sales Management
- Operational Integration

### Digital Transformation

- Roadmap Creation
- Increased Resource Allocation
- Enhanced Client Experience

## Talent

### Staffing Model

- Defined company FTE targets
- Larger salesforce intargeted Lines of Business

### Culture

- Diversity and inclusion is a strategic priority
- Refreshed Corporate Strategic Intent
- Attraction/recruitment engagement and retention programs

first financial bancorp

10

[1] Post MainSource merger

EQUAL OPPORTUNITY LENDER EQUAL HOUSING LENDER FDIC

11 digital + technology investments enabling simple, consistent & seamless customer experience across channels & making it easy for associates to provide best-in-class customer service. “

12 bank transformation All dollars shown in millions 1 – Tech Spend consists of data processing, communications, software / equipment depreciation & departmental expenses (primarily salaries & benefits) for the Technology, Digital & Info Security teams. 2 – Total Expense excludes Leasing Business Expense Tech Spend1 / Total Expense2 $60.5 $59.0 $55.5 $48.6 $40.8 $31.5 14.9%15.1%14.9%14.8% 14.1% 13.6% 202220212020201920182017 Tech Spend % of Total Expense

• engagement • digital engagement across core customers increased 4.1% vs. Q4 2021 • consumer online banking logins increased 6.8% vs. Q4 2021 • self service • consumer online banking transaction volume increased 7.2% vs. Q4 2021 • customer satisfaction • Q4 2022 consumer mobile app rating: 4.341 13 digital + technology highlights 1 – Composite rating 2 – Represents core customers active in online / mobile banking over the last 30 days of the quarter. Digital Engagement2 51.5% 52.4% 54.3% 56.3% 56.7% 57.3% 58.4% 58.5% 59.1% 59.7% Q320 Q420 Q121 Q221 Q321 Q421 Q122 Q222 Q322 Q422 % of Core Customers Digitally Engaged

About First Financial Bancorp Financial Performance Appendix 14 presentation contents

4Q 2022 results 129th Consecutive Quarter of Profitability 15 • EOP assets increased $379.5 million compared to the linked quarter to $17.0 billion • EOP loans increased $501.5 million compared to the linked quarter to $10.3 billion • Average deposits increased $261.3 million compared to the linked quarter to $12.6 billion • EOP investment securities decreased $119.1 million compared to the linked quarter Balance Sheet Profitability Asset Quality Income Statement Capital • Noninterest income - $56.0 million; $55.1 million as adjusted1 • Noninterest expense - $124.4 million; $117.3 million as adjusted1 • Efficiency ratio - 58.17%. Adjusted1 efficiency ratio - 55.08% • Effective tax rate of 13.1%. Adjusted1 effective tax rate of 19.5% • Net interest income - $157.9 million • Net interest margin of 4.43% on a GAAP basis; 4.47% on a fully tax equivalent basis1 • Net income - $69.1 million or $0.73 per diluted share. Adjusted1 net income - $68.9 million or $0.73 per diluted share • Return on average assets - 1.63%. • Return on average shareholders’ equity - 13.64%. Adjusted1 return on average shareholders’ equity - 13.61% • Return on average tangible common equity - 29.93%1. Adjusted1 return on average tangible common equity - 29.86% • Provision expense - $10.0 million • Net charge-offs – ($0.2) million. NCOs / Avg. Loans – (0.01%) annualized • Classified Assets / Total Assets - 0.75% • NPA / Total Assets – 0.23% • ACL / Total Loans – 1.29% • Total capital ratio – 13.64% • Tier 1 common equity ratio – 10.83% • Tangible common equity ratio – 5.95%. Adjusted1 Tangible common equity ratio– 8.20% • Tangible book value per share – $9.97 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation.

4Q 2022 highlights • Quarterly earnings driven by strong net interest margin and record fee income • Adjusted1 earnings per share - $0.73 • Adjusted1 return on assets - 1.63% • Adjusted1 pre-tax, pre-provision return on assets – 2.26% • Adjusted1 return on average tangible common equity – 29.86% • End of period loan balances increased with strong origination volumes across the portfolio • EOP loan balances increased $501.5 million compared to the linked quarter; 20.3% on an annualized basis • Broad based portfolio growth included a $150.2 million increase in C&I; a $129.7 million increase in finance leases; a $111.2 million increase in ICRE; a $65.4 million increase in residential mortgage loans, and a $60.4 million increase in Oak Street • Total average deposit balances increased $261.3 million, or 8.4% annualized • Stable core deposit balances; $58.0 million decline in total deposit balances, excluding $319.3 million increase in brokered CD’s • $49.0 million in noninterest bearing deposit growth from linked quarter • Average noninterest bearing deposits were 33.4% of average total deposits • Accelerating 4.47% net interest margin (FTE) • 49 bp increase from third quarter driven by increase in interest rates and asset sensitive balance sheet • 96 bp increase in loan yields offset 31 bp increase in cost of deposits • Adjusted1 noninterest income of $55.1 million • Record foreign exchange income of $19.6 million, an increase of $7.8 million, or 66.7%, from linked quarter • Record leasing business revenue of $11.1 million, an increase of $4.0 million, or 56.1% compared to linked quarter • Adjusted1 for $0.9 million gain on investment securities 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 2The fair value measurements of assets acquired and liabilities assumed in the Summit acquisition are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. These fair value measurements are considered final as of December 31, 2022. 16

4Q 2022 highlights • Adjusted1 noninterest expense of $117.3 million • Adjusted1 for $6.4 million in tax credit investment writedowns and $0.7 million of other costs not expected to recur such as acquisition, severance and branch consolidation costs • Increase compared to linked quarter driven by elevated incentive costs tied to record foreign exchange income and overall Company performance during the period • $2.5 million contribution to First Financial Foundation • Efficiency ratio of 58.2%; 55.1% as adjusted1 • Allowance for credit loss (ACL) and provision expense increased compared to linked quarter • Total ACL of $151.4 million; provision expense of $10.0 million o Loans and leases - ACL of $133.0 million; 1.29% of total loans o Unfunded Commitments - ACL of $18.4 million • Increase in provision expense driven by loan grown, slowing prepayments and economic forecasts • NPA to total assets of 0.23% • Net recoveries for the quarter of 1 bp of average loans and leases • Nonaccrual loans of $28.6 million; $7.7 million, or 21.2%, decline compared to linked quarter • Regulatory capital ratios in excess of internal targets • Total capital ratio of 13.64% • Tier 1 common equity of 10.83%; 1 basis point increase from linked quarter • Tangible book value increased by $0.49 to $9.97 due to strong earnings • Tangible common equity increased 16 bps to 5.95%; 8.20%1 excluding ($358.7) million of AOCI • No shares repurchased in fourth quarter 17 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 2The fair value measurements of assets acquired and liabilities assumed in the Summit acquisition are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. These fair value measurements are considered final as of December 31, 2022. .

# adjusted net income[1]

**The table below lists certain adjustments that the Company believes are significant to understanding its quarterly performance.**

| | 4Q 2022 | | | 3Q 2022 | | |
|---|---|---|---|---|---|---|
| | As Reported | Adjusted [1] | | As Reported | Adjusted [1] | |
| Net interest income | $ 157,896 | $ 157,896 | | $ 137,892 | $ 137,892 | |
| Provision for credit losses-loans and leases | $ 8,689 | $ 8,689 | | $ 7,898 | $ 7,898 | |
| Provision for credit losses-unfunded commitments | $ 1,341 | $ 1,341 | | $ 386 | $ 386 | |
| Noninterest income | $ 56,035 | $ 56,035 | | $ 42,534 | $ 42,534 | |
| less: gains (losses) on investment securities | - | 922 | A | - | (880) | A |
| Total noninterest income | $ 56,035 | $ 55,113 | | $ 42,534 | $ 43,414 | |
| Noninterest expense | $ 124,442 | $ 124,442 | | $ 125,068 | $ 125,068 | |
| less: tax credit investment | - | 6,406 | A | - | 17,212 | A |
| less: Summit acquistion costs | - | 149 | A | - | 76 | A |
| less: other | - | 558 | A | - | 1,671 | A |
| Total noninterest expense | $ 124,442 | $ 117,329 | | $ 125,068 | $ 106,109 | |
| Income before income taxes | $ 79,459 | $ 85,650 | | $ 47,074 | $ 66,913 | |
| Income tax expense | $ 10,373 | $ 10,373 | | $ (8,631) | $ (8,631) | |
| plus: after-tax impact of tax credit investment @ 21% | - | 5,061 | | - | 13,598 | |
| plus: tax effect of adjustments (A) @ 21% statutory rate | - | 1,300 | | - | 4,166 | |
| Total income tax expense | $ 10,373 | $ 16,734 | | $ (8,631) | $ 9,133 | |
| Net income | $ 69,086 | $ 68,916 | | $ 55,705 | $ 57,780 | |
| Net earnings per share - diluted | $ 0.73 | $ 0.73 | | $ 0.59 | $ 0.61 | |
| Pre-tax, pre-provision return on average assets | 2.12% | 2.26% | | 1.34% | 1.82% | |

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliations.

All dollars shown in thousands, except per share amounts

FIRST

first financial bancorp

18

EQUAL OPPORTUNITY LENDER  EQUAL HOUSING LENDER  FDIC

profitability 19 Return on Average Assets Return on Avg Tangible Common Equity Diluted EPS 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Efficiency Ratio $0.73 $0.59$0.55 $0.44$0.50 $0.73 $0.61 $0.56 $0.46 $0.58 4Q223Q222Q221Q224Q21 Diluted EPS Adjusted EPS 1 1.63% 1.35%1.28% 1.03%1.16% 1.63% 1.40% 1.31% 1.09% 1.34% 4Q223Q222Q221Q224Q21 ROA Adjusted ROA 1 29.93% 22.29%20.68% 14.93%15.11% 29.86% 23.12% 21.26% 15.75% 17.43% 4Q223Q222Q221Q224Q21 ROATCE Adjusted ROATCE 1 70.1% 69.6% 61.8% 69.3% 58.2%60.2% 67.7% 60.9% 58.5% 55.1% 4Q21 1Q22 2Q22 3Q22 4Q22 Efficiency Ratio Adjusted Efficiency Ratio 1

net interest income & margin 20 Net Interest Margin (FTE) 4Q22 NIM (FTE) Progression Net Interest Income All dollars shown in millions $5.0 $4.2 $3.9 $3.7$6.5 $1.2 $2.3 $2.6 $2.2$2.3 $5.6 $157.9 $137.9 $117.0 $106.3 $110.8 4Q223Q222Q221Q224Q21 Loan Fees Loan Accretion PPP Interest/Fees 3Q22 3.98% Asset yields/mix 0.90% Deposit/funding costs/mix -0.39% Accretion/other -0.02% 4Q22 4.47% 4.28% 3.78% 3.24% 2.93%2.82% 0.15% 0.12% 0.11% 0.11% 0.18% 0.04% 0.07% 0.08% 0.07%0.07% 0.16% 4.47% 3.98% 3.45% 3.16% 3.23% 4Q223Q222Q221Q224Q21 Basic Margin (FTE) Loan Fees Loan Accretion PPP Fees

21 1NII – Year 1 impact, represents percentage change for immediate parallel changes in rates 2Reflects percentage of loans classified as variable rate and repricing in ≤ 1yr, hybrid variable rate repricing in > 1yr, or fixed rate, including loans held for sale 3Schedule reflects remaining maturity or repricing frequency for all fixed rate loans or hybrid variable rate loans repricing in > 1yr, including loans held for sale asset sensitive balance sheet positioning Net Interest Income Sensitivity 1 Loans - Variable Exposure2 Fixed/Hybrid Years to Maturity/Repricing3 -6.7% 4.5% 8.2% -100 bps +100 bps +200 bps 11% 7% 9% 73% ≤1 yr 1-2 yrs 2-3 yrs > 3 yrs Variable ≤ 1yr 65% Hybrid > 1yr 8% Fixed 27%

liquidity and beta profile 22 1Historical data adjusted for the merger with MainSource Financial Group, Inc. using the sum of the individual components. Historical Deposit and Loan Betas1 Total Deposit Beta Loan Beta Excess Liquidity Provides Significant Tailwind 26% 28% 29% 30% 29% 28% 26% 25% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 Cash + Securities / Assets 79% 76% 74% 72% 72% 77% 79% 81% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 Loans / Deposits Ratio 53.1% 79.0% 62.1% 3Q15-2Q19 Fed Cycle (+225bps) 3Q19-4Q21 Fed Cycle (-225bps) 1Q22-4Q22 Fed Cycle (+425bps) 24% 31% 10% 3Q15-2Q19 Fed Cycle (+225bps) 3Q19-4Q21 Fed Cycle (-225bps) 1Q22-4Q22 Fed Cycle (+425bps)

23 Liquidity Sources Available Borrowing Capacity Liquidity Sources • In addition to deposits, First Financial has approximately $6.0 billion of readily available funding sources to meet customer needs through the following sources: • Interest-bearing deposits with other banks • Fed funds • FHLB funding • Brokered CDs • Highly liquid securities • Fed discount window • Investment securities portfolio: • $814 million of expected cash flow from securities portfolio in next 12 months • $371 million of securities available to be sold at breakeven • Portfolio duration of 4.6 years at 12/31 liquidity and borrowing capacity Investment Liquidity (dollars shown in thousands) (dollars shown in billions) Interest-bearing deposits with other banks 387,982$ Fed funds 1,688,000 Unpledged investment securities 1,931,516 FHLB borrowing availability 347,435 Brokered CDs 959,090 Funds available through Fed Discount Window 714,623 Total as of December 31, 2022 6,028,646$ $4.6 $4.5 $4.6 $4.8 $5.1 $4.5 $4.3 $3.7 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 Available borrowing capacity noninterest income 24 Noninterest Income 4Q22 Highlights All dollars shown in thousands • Total fee income 26.2% of net revenue • Record foreign exchange income of $19.6 million; increased $7.8 million, or 66.7%, from linked quarter • Record leasing business income of $11.1 million; increased $4.0 million, or 56.1%, from the linked quarter • Trust and wealth management fees of $5.6 million increased $0.2 million, or 2.9%, from the linked quarter • Deposit service charge income of $6.4 million; increased $0.1 million, or 2.0%, from the linked quarter • Mortgage banking income of $2.2 million; decreased $1.5 million, or 40.8%, from the linked quarter • Client derivative income of $1.8 million; $0.4 million, or 25.9%, increase from the linked quarter Service Charges $6,406 11% Wealth Mgmt $5,648 10% Bankcard income $3,736 7% Client derivative fees $1,822 3% Foreign exchange income $19,592 35% Leasing business income $11,124 20% Mortgage origination income $2,206 4% Other $5,501 10% Total $56.0 million noninterest expense 25 Noninterest Expense 4Q22 Highlights All dollars shown in thousands • Core expenses increased due to elevated incentive costs tied to record foreign exchange income during the period and overall Company performance • $2.5 million contribution to First Financial Foundation • Adjustments include: • $6.4 million of tax credit investment writedowns • $0.7 million of other costs not expected to recur such as acquisition, branch consolidation and severance costs Salaries and benefits $73,621 59% Occupancy and equipment $8,668 7% Data processing $8,567 7% Professional services $3,015 2% Intangible amortization $2,573 2% Leasing business expense $6,061 5% Other $21,937 18% Total $124.4 million average balance sheet 26 Average Loans Average Securities Average Deposits All dollars shown in millions 1 Includes loans fees and loan accretion $12,632$12,371$12,538$12,784$12,885 0.51% 0.20% 0.09%0.08%0.10% 4Q223Q222Q221Q224Q21 Total Deposits Cost of Deposits $10,059$9,597$9,368$9,267$9,283 6.01% 5.05% 4.16%3.82%3.96% 4Q223Q222Q221Q224Q21 Gross Loans Loan Yield (Gross) 1 $3,705$4,003$4,118$4,308$4,344 3.68% 3.11% 2.78% 2.50% 2.29% 4Q223Q222Q221Q224Q21 Average Investment Securities Investment Securities Yield

deposits 27 Deposit Product Mix (Avg) 4Q22 Average Deposit Progression All dollars shown in millions Total growth/(decline): $261.3 million -$90.1 $49.0 $9.3 -$63.4 -$8.1 $319.3 $45.3 Interest-bearing demand Noninterest-bearing Savings Money Markets Retail CDs Brokered CDs Public Funds Interest-bearing demand $1,791 14% Noninterest- bearing $4,225 33% Savings $1,399 11% Money Markets $2,113 17% Retail CDs $841 7% Brokered CDs $446 4% Public Funds $1,817 14% Total $12.6 billion loan portfolio 28 Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) All dollars shown in millions Total growth/(decline): $501.5 million ICRE $3,526 34% Commercial & Small Business Banking $3,362 33% Oak Street $670 7% Franchise $276 3% Summit $307 3% Consumer $972 9% Mortgage $1,183 11% PPP $3 0% Total $10.3 Billion 1 $111.2 $150.2 $60.4 -$19.7 $129.7 $5.2 $65.4 -$0.9 ICRE Commercial & Small Business Banking Oak Street Franchise Summit Consumer Mortgage PPP

loan concentrations 29 C&I and Owner Occupied CRE Loans by Sector1 Investor CRE Loans by Property Type All dollars shown in millions 1 Excludes Summit Funding Group Property Type 12/31/22 % of Total Loans Residential Multi Family 5+ $952.5 9.24% Retail Property 790.2 7.67% Office 555.2 5.39% Hospital/Nursing Home 343.9 3.34% Industrial 341.9 3.32% Hotel 291.3 2.83% Residential 1-4 Family 90.4 0.88% Land 85.9 0.83% Other Real Estate 51.2 0.50% Other 23.2 0.23% Grand Total $3,525.8 34.21% NAICS Sector 12/31/22 % of Total Loans Finance and Insurance $787.0 7.64% Real Estate and Rental and Leasing 768.7 7.46% Manufacturing 591.7 5.74% Accommodation and Food Services 349.9 3.39% Health Care and Social Assistance 253.6 2.46% Construction 219.3 2.13% Retail Trade 199.6 1.94% Professional, Scientific, and Technical Services 190.6 1.85% Other Services (except Public Administration) 159.2 1.54% Agriculture, Forestry, Fishing and Hunting 145.4 1.41% Wholesale Trade 139.7 1.36% Transportation and Warehousing 122.3 1.19% Administrative and Support and Waste Management 89.0 0.86% Arts, Entertainment, and Recreation 73.3 0.71% Public Administration 67.5 0.65% Other 154.2 1.50% Grand Total $4,311.0 41.83%

current expected credit losses - loans and leases 30 ACL / Total Loans 4Q22 Highlights All dollars shown in thousands • $151.4 million combined ACL; $10.0 million combined provision expense • $133.0 million ACL – loans and leases; increase driven by strong loan growth and slower prepayment rates; 1.29% of loan balances • Utilized Moody’s December baseline forecast in quantitative model • $18.4 million ACL – unfunded commitments ACL by Loan Type All dollars shown in millions 4Q21 1Q22 2Q22 3Q22 4Q22 Loans Commercial and industrial 44,052$ 37,783$ 39,179$ 41,032$ 42,313$ Lease financing 1,633 2,093 2,212 2,450 3,571 Real estate -construction 11,874 11,410 11,965 14,046 13,527 Real estate - commercial 53,420 51,512 39,856 38,071 41,106 Real estate - residential 6,225 6,152 7,383 9,422 12,684 Home equity 9,643 9,676 10,980 11,620 12,447 Installment 1,097 1,075 1,189 4,855 4,945 Credit card 4,048 4,429 5,121 2,600 2,384 ACL-loan and lease losses 131,992$ 124,130$ 117,885$ 124,096$ 132,977$ ACL-unfunded commitments 13,406$ 13,179$ 16,661$ 17,046$ 18,388$ $133.0 $124.1$117.9$124.1 $132.0 1.29% 1.27%1.25% 1.34%1.42% 4Q223Q222Q221Q224Q21 Allowance for Credit Losses ACL / Total Loans

asset quality 31 Nonperforming Assets / Total AssetsClassified Assets / Total Assets Net Charge Offs & Provision Expense1 . 1 Provision includes both loans & leases and unfunded commitments All dollars shown in millions $7.4 $2.3 $2.0 $1.7 $(0.2) -$7.7 -$5.8 -$0.8 $8.3 $10.0 -0.01% 0.07% 0.08%0.10% 0.32% 4Q21 1Q22 2Q22 3Q22 4Q22 NCOs Provision Expense NCOs / Average Loans $39.8 $47.4$50.2$53.6 $60.1 0.23%0.28%0.31%0.33%0.37% 4Q223Q222Q221Q224Q21 NPAs NPAs / Total Assets $128.1 $115.0 $119.8 $106.8$104.8 0.75%0.69%0.74% 0.67%0.64% 4Q223Q222Q221Q224Q21 Classified Assets Classified Assets / Total Assets

capital 32 Tier 1 Common Equity Ratio Total Capital Ratio Tangible Common Equity Ratio 12/31 Risk Weighted Assets = $12,923,233 All capital numbers are considered preliminary. 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Adjusted TCE excludes impact from AOCI Tier 1 Capital Ratio 10.83%10.82%10.91%10.87%10.85% 7.00% 4Q223Q222Q221Q224Q21 Tier 1 Common Equity Ratio Basel III minimum 11.17%11.17%11.28%11.24%11.22% 8.50% 4Q223Q222Q221Q224Q21 Tier 1 Capital Ratio Basel III minimum 13.64%13.73%13.94%13.97%14.11% 10.50% 4Q223Q222Q221Q224Q21 Total Capital Ratio Basel III minimum 7.58% 6.95% 6.40% 5.79% 5.95% 7.58% 7.90% 8.01% 8.07% 8.20% 4Q21 1Q22 2Q22 3Q22 4Q22 TCE ratio Adjusted TCE ratio 1 capital strategy 33 Strategy & Deployment Tangible Book Value Per Share • 3.8% annualized dividend yield • 31.5% of 4Q22 earnings returned to shareholders through common dividend • Most recent internal stress testing indicates capital ratios above regulatory minimums in all modeled scenarios • Common dividend expected to remain unchanged in near-term • No shares repurchased in 4Q22; no plans to repurchase shares in near- term• Increase in TBV per share driven by strong earnings during the period $9.97 $9.48 $10.27 $10.97 $12.26 4Q223Q222Q221Q224Q21 Tangible Book Value per Share

outlook commentary1 • Loan balances expected to grow mid single digits in near term • Core deposit balances to moderately decline in near term 34 • Expected to be $109-111 million • Growth in leasing business expense as portfolio grows • Incentive expense will fluctuate with fee income Noninterest Expense Net Interest Margin Balance Sheet Credit • Continued stability in credit quality trends • ACL coverage expected to be slightly higher • Uncertainty regarding inflation and macroeconomic environment Noninterest Income • Total fee income expected to be $45-47 million • Foreign exchange income expected to return to historical levels in 1Q23 1 See Forward Looking Statement Disclosure on page 2-3 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. • Expected to be 4.50% - 4.60% • Likely to peak in 1Q dependent upon Fed action Capital • Expect to maintain dividend at current levels

About First Financial Bancorp Financial Performance Appendix 35 presentation contents appendix: our markets 36 • Greater Cincinnati/Dayton • Loans $4.5 billion • Deposits $5.4 billion • Deposit Market Share T- #4 (2.7%) • Banking Centers 50 • Fortune 500 Companies 8 • Indianapolis • Loans $0.9 billion • Deposits $0.8 billion • Deposit Market Share #14 (1.2%) • Banking Centers 10 • Fortune 500 Companies 2 • Columbus, OH • Loans $1.2 billion • Deposits $0.4 billion • Deposit Market Share #18 (0.4%) • Banking Centers 5 • Fortune 500 Companies 5 • National • Loans $1.6 billion • Deposits $0.2 billion • Louisville • Loans $0.3 billion • Deposits $0.7 billion • Deposit Market Share #12 (1.3%) • Banking Centers 6 • Fortune 500 Companies 3 • Community Markets • Loans $1.7 billion • Deposits $5.3 billion • Banking Centers 61 All numbers as of 12/31/2022 except deposit market share which is as of 6/30/2022. Greater Cincinnati/Dayton and deposit balances include special assets, loan marks, and other out of market and corporately held balances. Loan balances exclude PPP balances.

The Company’s Investor Presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 37 appendix: non-GAAP measures appendix: non-GAAP to GAAP reconciliation 38 All dollars shown in thousands Net interest income and net interest margin - fully tax equivalent Dec. 31, Sep. 30, June 30, Mar. 31, Dec. 31, 2022 2022 2022 2022 2021 Net interest income 157,896$ 137,892$ 117,010$ 106,345$ 110,806$ Tax equivalent adjustment 1,553 1,712 1,625 1,467 1,386 Net interest income - tax equivalent 159,449$ 139,604$ 118,635$ 107,812$ 112,192$ Average earning assets 14,136,477$ 13,917,815$ 13,780,243$ 13,848,596$ 13,793,644$ Net interest margin 1 4.43% 3.93% 3.41% 3.11% 3.19 % Net interest margin (fully tax equivalent) 1 4.47% 3.98% 3.45% 3.16% 3.23 % Three months ended 1 Margins are calculated using net interest income annualized divided by average earning assets. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

# appendix: non-GAAP to GAAP reconciliation

## Additional non-GAAP ratios

| (Dollars in thousands, except per share data) | Three months ended, Dec. 31, 2022 | Sep. 30, 2022 | June 30, 2022 | Mar. 31, 2022 | Dec. 31, 2021 |
|---|---|---|---|---|---|
| Net income (a) | $ 69,086 | $ 55,705 | $ 51,520 | $ 41,301 | $ 46,945 |
| Average total shareholders' equity | 2,009,564 | 2,089,179 | 2,099,670 | 2,225,495 | 2,241,820 |
| Less: | | | | | |
| Goodwill | (998,575) | (999,690) | (999,958) | (1,000,238) | (938,453) |
| Other intangibles | (95,256) | (97,781) | (100,354) | (103,033) | (71,006) |
| Average tangible equity (b) | 915,733 | 991,708 | 999,358 | 1,122,224 | 1,232,361 |
| Total shareholders' equity | 2,041,373 | 1,994,132 | 2,068,670 | 2,137,445 | 2,258,942 |
| Less: | | | | | |
| Goodwill | (1,001,507) | (998,422) | (999,959) | (999,959) | (1,000,749) |
| Other intangibles | (93,919) | (96,528) | (99,019) | (101,673) | (104,367) |
| Ending tangible equity (c) | 945,947 | 899,182 | 969,692 | 1,035,813 | 1,153,826 |
| Less: | | | | | |
| AOCI | (358,663) | (354,570) | (243,328) | (142,477) | (433) |
| Ending tangible equity less AOCI (d) | 1,304,610 | 1,253,752 | 1,213,020 | 1,178,290 | 1,154,259 |
| Total assets | 17,003,316 | 16,623,793 | 16,243,714 | 16,009,150 | 16,329,141 |
| Less: | | | | | |
| Goodwill | (1,001,507) | (998,422) | (999,959) | (999,959) | (1,000,749) |
| Other intangibles | (93,919) | (96,528) | (99,019) | (101,673) | (104,367) |
| Ending tangible assets (e) | 15,907,890 | 15,528,843 | 15,144,736 | 14,907,518 | 15,224,025 |
| Risk-weighted assets (f) | 12,923,233 | 12,467,422 | 11,982,860 | 11,705,447 | 11,642,201 |
| Total average assets | 16,767,598 | 16,385,989 | 16,185,978 | 16,184,919 | 16,036,417 |
| Less: | | | | | |
| Goodwill | (998,575) | (999,690) | (999,958) | (1,000,238) | (938,453) |
| Other intangibles | (95,256) | (97,781) | (100,354) | (103,033) | (71,006) |
| Average tangible assets (g) | $ 15,673,767 | $ 15,288,518 | $ 15,085,666 | $ 15,081,648 | $ 15,026,958 |
| Ending shares outstanding (h) | 94,891,099 | 94,833,964 | 94,448,792 | 94,451,496 | 94,149,240 |
| Ratios | | | | | |
| Return on average tangible shareholders' equity (a)/(b) | 29.93% | 22.29% | 20.68% | 14.93% | 15.11% |
| Ending tangible equity as a percent of: | | | | | |
| Ending tangible assets (c)/(e) | 5.95% | 5.79% | 6.40% | 6.95% | 7.58% |
| Risk-weighted assets (c)/(f) | 7.32% | 7.21% | 8.09% | 8.85% | 9.91% |
| Ending tangible equity excluding AOCI as a percent of: | | | | | |
| Ending tangible assets (d)/(e) | 8.20% | 8.07% | 8.01% | 7.90% | 7.58% |
| Average tangible equity as a percent of average tangible assets (b)/(g) | 5.84% | 6.49% | 6.62% | 7.44% | 8.20% |
| Tangible book value per share (c)/(h) | $ 9.97 | $ 9.48 | $ 10.27 | $ 10.97 | $ 12.26 |

All dollars shown in thousands

FIRST
first financial bancorp
39
EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

# appendix: non-GAAP to GAAP reconciliation

## Additional non-GAAP measures

| (Dollars in thousands, except per share data) | 4Q22 As Reported | 4Q22 Adjusted | 3Q22 As Reported | 3Q22 Adjusted | 2Q22 As Reported | 2Q22 Adjusted | 1Q22 As Reported | 1Q22 Adjusted |
|---|---|---|---|---|---|---|---|---|
| Net interest income (f) | $ 157,896 | $ 157,896 | $ 137,892 | $ 137,892 | $ 117,010 | $ 117,010 | $ 106,345 | $ 106,345 |
| Provision for credit losses-loans and leases (j) | 8,689 | 8,689 | 7,898 | 7,898 | (4,267) | (4,267) | (5,589) | (5,589) |
| Provision for credit losses-unfunded commitments (j) | 1,341 | 1,341 | 386 | 386 | 3,481 | 3,481 | (226) | (226) |
| Noninterest income | 56,035 | 56,035 | 42,534 | 42,534 | 49,778 | 49,778 | 41,294 | 41,294 |
| less: gains (losses) on sale of investment securities | | 922 | | (880) | | (1,054) | | (196) |
| less: other | | - | | - | | - | | - |
| Total noninterest income (g) | 56,035 | 55,113 | 42,534 | 43,414 | 49,778 | 50,832 | 41,294 | 41,490 |
| Noninterest expense | 124,442 | 124,442 | 125,068 | 125,068 | 103,034 | 103,034 | 102,805 | 102,805 |
| less: tax credit investments | | 6,406 | | 17,212 | | 104 | | 104 |
| less: legal settlement | | - | | - | | - | | - |
| less: Summit acquisition costs | | 149 | | 76 | | 100 | | 323 |
| less: COVID-19 and other | | 558 | | 1,671 | | 666 | | 2,354 |
| Total noninterest expense (e) | 124,442 | 117,329 | 125,068 | 106,109 | 103,034 | 102,164 | 102,805 | 100,024 |
| Income before income taxes (i) | 79,459 | 85,650 | 47,074 | 66,913 | 64,540 | 66,464 | 50,649 | 53,626 |
| Income tax expense | 10,373 | 10,373 | (8,631) | (8,631) | 13,020 | 13,020 | 9,348 | 9,348 |
| plus: tax effect of adjustments | | 5,061 | | 13,598 | | 82 | | 83 |
| plus: after-tax impact of tax credit investments @ 21% | | 1,300 | | 4,166 | | 404 | | 625 |
| Total income tax expense (h) | 10,373 | 16,734 | (8,631) | 9,133 | 13,020 | 13,506 | 9,348 | 10,056 |
| Net income (a) | $ 69,086 | $ 68,916 | $ 55,705 | $ 57,780 | $ 51,520 | $ 52,958 | $ 41,301 | $ 43,570 |
| Average diluted shares (b) | 94,832 | 94,832 | 94,794 | 94,794 | 94,450 | 94,450 | 94,264 | 94,264 |
| Average assets (c) | 16,767,598 | 16,767,598 | 16,385,989 | 16,385,989 | 16,185,978 | 16,185,978 | 16,184,919 | 16,184,919 |
| Average shareholders' equity | 2,009,564 | 2,009,564 | 2,089,179 | 2,089,179 | 2,099,670 | 2,099,670 | 2,225,495 | 2,225,495 |
| Less: | | | | | | | | |
| Goodwill and other intangibles | (1,093,831) | (1,093,831) | (1,097,471) | (1,097,471) | (1,100,312) | (1,100,312) | (1,103,271) | (1,103,271) |
| Average tangible equity (d) | 915,733 | 915,733 | 991,708 | 991,708 | 999,358 | 999,358 | 1,122,224 | 1,122,224 |
| Ratios | | | | | | | | |
| Net earnings per share - diluted (a)/(b) | $ 0.73 | $ 0.73 | $ 0.59 | $ 0.61 | $ 0.55 | $ 0.56 | $ 0.44 | $ 0.46 |
| Return on average assets - (a)/(c) | 1.63% | 1.63% | 1.35% | 1.40% | 1.28% | 1.31% | 1.03% | 1.09% |
| Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c) | 2.12% | 2.26% | 1.34% | 1.82% | 1.58% | 1.63% | 1.12% | 1.20% |
| Return on average tangible shareholders' equity - (a)/(d) | 29.93% | 29.86% | 22.29% | 23.12% | 20.68% | 21.26% | 14.93% | 15.75% |
| Efficiency ratio - (e)/((f)+(g)) | 58.2% | 55.1% | 69.3% | 58.5% | 61.8% | 60.9% | 69.6% | 67.7% |
| Effective tax rate - (h)/(i) | 13.1% | 19.5% | -18.3% | 13.6% | 20.2% | 20.3% | 18.5% | 18.8% |

All dollars shown in thousands

FIRST
first financial bancorp

40

EQUAL OPPORTUNITY LENDER  EQUAL HOUSING LENDER  FDIC

41 First Financial Bancorp First Financial Center 255 East Fifth Street Cincinnati, OH 45202